MULTI-PARTY SETTLEMENT AGREEMENT

This MULTI-PARTY SETTLEMENT AGREEMENT (this "**Agreement**") is entered into to be effective as of February 28, 2020 (the "**Effective Date**"), by and between the following:

SHARING SERVICES GLOBAL CORPORATION, a Nevada corporation and its subsidiaries, including, but not limited to, ELEVACITY HOLDINGS, LLC, a Texas limited liability company, ELEVACITY U.S., LLC, a Texas limited liability company [FKA ELEVACITY GLOBAL LLC], ELEPRENEURS HOLDINGS, LLC, a Texas limited liability company and ELEPRENEURS U.S., LLC, a Texas limited liability company [FKA ELEPRENEUR, LLC] (collectively, "**SHRG**");

ROBERT OBLON ("**Oblon**");

ALCEHMIST HOLDINGS, LLC ("**Alchemist**");

JORDAN BROCK ("**Brock**");

KIP H. ALLISON ("**Allison**"); and

JONES, DAVIS & JACKSON, PC ("**JDJ**").

RECITALS:

WHEREAS, SHRG and Oblon have asserted various claims and have various unasserted claims against each other, including but not limited to claims regarding Oblon's conduct as a former Director and management official of SHRG as well as the enforceability of, rights arising out of, and alleged breaches of a written Settlement Agreement entered into between Sharing Services Global Corporation, Elevacity U.S., LLC, and Elepreneurs U.S., LLC (collectively "SHRG") and Oblon to be deemed effective as of July 26, 2019 and various other disputes (the "**SHRG-Oblon Disputed Claims**");

WHEREAS, SHRG and Oblon are engaged in litigation in Collin County, Texas regarding the SHRG-Oblon Claims, Cause Number 366-04941-2019; *Sharing Services Global Corporation f/k/a Sharing Services, Inc., Elepreneurs U.S., LLC f/k/a Elepreneur, LLC and Elevacity U.S., LLC f/k/a Elevacity Global, LLC v. Robert Oblon* (the "**SHRG-Oblon Litigation**");

WHEREAS, Oblon and Brock have asserted various claims and have various unasserted claims against each other, including but not limited to claims regarding, among other things, the ownership, operation, management and control of Alchemist (the "**Oblon-Brock Disputed Claims**");

WHEREAS, Oblon and Brock are engaged in litigation in Denton County, Texas regarding the Oblon-Brock Claims, Cause Number 19-7298-367; *Robert Oblon v. Jordan Brock* (the "**Oblon-Brock Litigation**");

WHEREAS, in the Oblon-Brock Litigation, Oblon has asserted certain claims (the "**Non-Party Claims**") against SHRG and the members of its Board of Directors (Keith Halls, Allison and John "JT" Thatch) (the "**Non-Parties**");

WHEREAS, in the SHRG-Oblon Litigation, Oblon has asserted certain claims (the "**Third Party Claims**") against Brock, Allison and JDJ, as third party defendants (the "**Third Party Defendants**");

WHEREAS, in order to avoid further costly and time-consuming litigation:

(i) Oblon, SHRG and the Third Party Defendants have agreed to fully and finally resolve and compromise the SHRG-Oblon Disputed Claims, the Third Party Claims and resolve all aspects of the SHRG-Oblon Litigation, as set out below; and

(ii) Oblon, Brock and the Non-Parties have agreed to fully and finally resolve and compromise the Oblon-Brock Disputed Claims, the Non-Party Claims and resolve all aspects of the Oblon-Brock Litigation, as set out below.

WHEREAS, the Oblon-Brock Disputed Claims, the Oblon-Brock Litigation and the Non-Party Claims shall be collectively referred to as the "**Oblon-Brock Claims**";

WHEREAS, the SHRG-Oblon Disputed Claims, the SHRG-Oblon Litigation and the Third Party Claims shall be collectively referred to as the "**SHRG-Oblon Claims**"; and

WHEREAS, the SHRG-Oblon Claims and the Oblon-Brock Claims shall sometimes herein be collectively referred to as the "**Dispute**".

AGREEMENT:

NOW, THEREFORE, for and in consideration of the Recitals set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.

PURPOSE OF THIS AGREEMENT

The purpose of this Agreement and the intent of the Parties in executing this Agreement is to evidence the complete resolution of any and all claims and disputes existing between the Parties as set forth below including the SHRG-Oblon Claims and the Oblon-Brock Claims, with the sole exception of the Carve-Out Claims described in Section 14.15 below.

II.

SETTLEMENT AND COMPROMISE PAYMENT

2.1 In compromise and settlement of the SHRG-Oblon Claims and the Oblon-Brock Claims, and as consideration for Oblon's performance under this Agreement, SHRG shall pay to

Oblon the sum of Two Million And No/100 Dollars ($2,000,000.00) (the "**Settlement Amount**") as follows:

(i) A single lump sum payment in the amount of Five Hundred Thousand And No/100 Dollars ($500,000.00) by the end of business on Monday March 2, 2020; and

(ii) Such additional payments in the amount of Two Hundred Fifty Thousand And No/100 Dollars ($250,000.00) commencing on March 15, 2020 and continuing on the date which is fifteen (15) days from the Effective Date and continuing every fifteen (15) days thereafter, until the Settlement Amount is paid in full.

2.2 ADDITIONAL CONSIDERATION. As additional consideration for Oblon's performance under this Agreement, SHRG shall cause the following actions to be taken:

(i) The payoff by SHRG, at its sole expense, of the Mercedes automobiles described on **Exhibit "A"** (the "**Automobiles**") and to unconditionally assign title to the Automobiles to Oblon (the "**Automobile Transfer**") (as described further in Section 2.5 below);

(ii) The funding and administration of the tax escrow as further described in Section 2.6 below ("**Tax Escrow**"); and

(iii) The Stock Award as described in Section 2.3 below.

2.3 STOCK AWARD.

2.3.1 Upon full execution of this Agreement, SHRG shall commence action to cause the transfer of 10 Million Shares of Common A Stock of SHRG (the "**Stock**") to Oblon (the "**Stock Award**").

2.3.2 The Stock shall be issued from the SHRG treasury stock classification and subject to all transfer requisites described in Section 2.3.3 below.

2.3.3 The Stock shall also be subject to all restrictions and requirements set out in Rule 144 of the Securities and Exchange Commission Rules promulgated under the Securities Act of 1933.

2.3.4 The transfer of the Stock to Oblon shall be administered in conjunction with the directives and protocols set out by the stock transfer agent of SHRG, VStock Transfer, Inc. (the "**Transfer Protocols**"). SHRG and Oblon agree to execute such additional documents and undertake such further actions as may be warranted and/or appropriate in order to effect a proper and complete transfer of the Stock to Oblon in accordance with: (i) the Transfer Protocols and (ii) all applicable laws, rules and regulations.

2.4 Definition of Settlement Payment. For purposes of this Agreement, the Settlement Amount, the Automobile Transfer, the Tax Escrow and the Stock Award shall be collectively referred to as the "**Settlement Payment**".

2.5 Automobile Transfer.

2.5.1 The transfer of title to the Automobiles shall be pursuant to a Bill of Sale and standard Texas transfer of title documentation. The Bill of Sale shall contain a customary "AS-IS" condition clause and shall not make any representations or warranties to the condition of the Automobiles, all to the satisfaction and requisites established by the transferor of such titles.

2.5.2 The possession of the "Black Mercedes" (as defined in **Exhibit "A"**) shall be turned over to Oblon on the same date as the execution of this Agreement by SHRG and Oblon. The transfer of title to the Black Mercedes shall be effected as soon as reasonably possible after the full execution of this Agreement.

2.5.3 The possession of the "White Mercedes" (as defined in **Exhibit "A"**) shall be turned over to Oblon on the same date as the execution of this Agreement by SHRG and Oblon. The transfer of title to the White Mercedes shall be effected no later than June 1, 2020. Commencing on March 15, 2020, Oblon shall pay an amount equal to the leasing fee owed to DSM Leasing for the White Mercedes and shall continue on the same date of each month thereafter until the earlier of: (i) the date of transfer of title to the White Mercedes to Oblon or (ii) June 1, 2020. Such payments described in the preceding sentence shall be deducted from the payments due to Oblon under Section 2.1 (ii), above.

2.5.4 Prior to the date that title to the Automobiles is transferred to Oblon (the "Licensed Use Period"), Oblon shall be granted a revocable license to use the Automobiles subject to the terms of this Agreement and the following provisions:

(i) Such license may be revoked only upon the material breach of this Agreement, as determined in Arbitration or immediately in the event of the use of the Automobiles in an improper or illegal manner or upon the event of an accident involving such Automobiles.

(ii) Oblon shall defend, indemnify, and hold Sharing Services and Brock harmless from and against any claims, damages, liabilities and losses that arise, if any, out of Oblon's use and possession of the Automobiles during the Licensed Use Period.

(iii) Additionally, Oblon agrees that if any claims, damages, liabilities or losses (collectively, "**Losses**") arise out of Oblon's use and possession of the Automobiles during the Licensed Use Period and insurance on the Automobiles does not, for any reason, cover such Losses then Sharing Services, acting reasonably and in good faith, shall be permitted to deduct or offset against any amounts owed to Oblon under the terms of this

Agreement to satisfy such Losses. Any dispute that Oblon may have regarding such offset shall be adjudicated pursuant to the Arbitration provisions of this Agreement.

(iv) Oblon shall procure and keep in good standing at all times during the Licensed Use Period both liability and collision insurance on the Automobiles (the "Mandatory Insurance") in an amount of not less than the current amount being paid by SHRG for such coverage scope and deductible for each loss incident on the Automobiles. SHRG shall deliver to Oblon a copy of the current insurance coverage upon full execution of this Agreement.

(v) Prior to transfer of possession of the Automobiles, Oblon shall deliver to SHRG proof of the Mandatory Insurance for SHRG's review and approval (or disapproval) of same (acting reasonably and in good faith). Transfer of possession of the Automobiles shall be subject to this predicate condition.

2.5.5 Oblon and SHRG acknowledge and agree that as part of the title transfer process, the license plates on such Automobiles will be replaced with new plates (the "Replacement Plates"). The existing license plates, which are customized, shall be returned to SHRG. Oblon shall not have the right to utilize any name, word, trademark or the like of SHRG or of its subsidiaries on the Replacement Plates.

2.6 <u>TAX ESCROW</u>.

2.6.1 No later than the earlier of: (i) August 1, 2020 or (ii) the date of receipt by SHRG from Oblon of evidence of the filing of his 2018 tax return, SHRG shall escrow the sum of Two Hundred Fifty Thousand And No/100 Dollars ($250,000.00) for the benefit of Oblon to be used by Oblon for the payment of taxes in connection with the Form 1099 issued to Oblon by Alchemist in 2019 (for the tax year 2018). Such escrow account shall be established a federally insured banking institution of SHRG's election (the "**Escrow Account**"). SHRG shall provide Oblon with reasonable proof of the creation and funding of the Escrow Account.

2.6.2 The administration of such Escrow Account shall be controlled in its entirety by SHRG pursuant to the terms of a standard escrow agreement between SHRG and the banking institution. Such escrow agreement further establish the terms and conditions under which funds will be released from the Escrow Account for the benefit and satisfaction of the Oblon tax obligations.

2.6.3 All sums in the Escrow Account shall be the sole and exclusive property of SHRG until relinquished by SHRG in accordance of the terms of this <u>Section 2.6.</u>

2.6.4 In the event that Oblon fails to deliver to SHRG definitive evidence of the filing of his 2018 tax return which reports the income amount set out in the Form 1099 issued to Oblon by Alchemist (for the tax year 2018), then the Escrow Account shall be rescinded and the escrow funds shall no longer be available for Oblon's benefit.

2.6.5 The Parties acknowledge and agree that based on Alchemists' accountants recent review of the amount set forth in the original tax year 2018 Form 1099 issued to Oblon that Alchemist plans to file an amended Form 1099 for the tax year 2018 with the IRS and provide same to Oblon within the next 21 days from the effective date, such amended Form 1099 to be in the amount of no more than $785,684.46. Based on the filing of such amended Form 1099, Oblon agrees not to contest the amount of set forth in such amended Form 1099 issued to Oblon by Alchemist in conjunction with the filing of his year 2018 tax return. Oblon shall comply with all Federal tax law requirements in reporting the amended Form 1099. In the event the IRS determines that the amount of tax due from the income shown on the amended Form 1099 is less than the amount of funds in the Escrow account (the "Escrow Overage"), such Escrow Overage shall remain the property of SHRG and shall be utilized by SHRG as it so determines (and upon such election, the Escrow Account shall be closed).

III.
OBLON LEGAL OBLIGATIONS

In consideration of, and exchange for, the Settlement Payment and the compromise and settlement of the Dispute, Oblon unequivocally agrees to, and shall undertake all actions necessary and appropriate to effectuate the actions described in this Section 3.

3.1 OBLON SURRENDER OF ALL CLAIMS TO OWNERSHIP OF ALCHEMIST. Oblon hereby surrenders all claims to any right, title or ownership (whether direct, beneficial or derivative) relating in any way to: (i) an ownership interest in any of the limited liability company units of Alchemist; (ii) the right to any economic, legal, equitable or beneficial interest in Alchemist or any future ownership interests in Alchemist; and (iii) the right to vote or in any way effect or control Alchemist or any ownership interests in Alchemist. Oblon further agrees and affirms that Brock is deemed in all respects the sole owner of 100% of all interests in Alchemist.

3.2 OBLON SURRENDER OF ALL CLAIMS TO OWNERSHIP OF SHRG. Except for the Stock Award or as may be agreed to in writing at a future date between SHRG and Oblon, Oblon hereby surrenders all claims to any right, title or ownership (whether direct, indirect, beneficial or derivative) relating in any way to SHRG including, but not limited to: (i) an ownership interest in the Stock of SHRG; (ii) the right to any economic interest in SHRG or any ownership interests in SHRG; and (iii) the right to vote the ownership interests in SHRG; and (iv) the right to any payments or amounts under the terms of the Settlement Agreement dated July 26, 2019 executed by and between SHRG and Oblon.

3.3 NO ACTION AGAINST PARTIES. Oblon agrees, as part of the compromise and settlement of the Dispute, that he shall not take any adverse actions (including, but not limited to, litigation) against SHRG as well as SHRG's Officers, Directors, or employees), the Non-Parties, Brock, and the Third Party Defendants (the "**SHRG Parties**") in connection with the SHRG-Oblon Claims, the Oblon-Brock Claims and/or any other matter relating to the SHRG Parties that exists as of the date of full execution of this Agreement.

3.4 NO ACTION AGAINST BROCK AND/OR ALCHEMIST. Oblon agrees, as part of the

compromise and settlement of the Dispute that he shall not take any adverse actions (including, but not limited to, litigation) against Alchemist (as well as Alchemist's Members, Managers, or employees) and/or Brock (the "**Alchemist Parties**") in connection with the Oblon-Brock Claims, the SHRG-Oblon Claims and/or any other matter relating to the Alchemist Parties that exists as of the date of full execution of this Agreement. or could exist (whether asserted or assertedable, known or unknown, liquidated or unliquidated) as of the date of full execution of this Agreement. Further, notwithstanding anything else set forth in this Agreement, including but not limited to any alleged future breach of this Agreement by SHRG or Oblon, Oblon's release and surrender of all ownership interest claims or other claims relating to Alchemist or Brock's deemed ownership in Alchemist as set forth in this Agreement, including as set forth in Section 3.2 and 3.4 herein, cannot be revoked or rescinded.

3.5 OBLON RESTITUTION OBLIGATIONS UPON BREACH. Notwithstanding any other provision of this Agreement to the contrary, upon the proven breach of this Agreement pursuant to Section 3.6 below by Oblon: (i) the agreements of SHRG to discharge all of its claims against Oblon (the "**SHRG Claims**") shall be rescinded and (ii) Oblon shall indemnify and make SHRG whole as to all liability arising out of the SHRG Claims (collectively, the "**Restitution Obligations**"). Such Restitution Obligations shall also include any and all liability (determined pursuant to Section 3.6) reasonable and necessary attorney's fees, taxable costs of court, and interest as permitted by applicable Texas law.

3.6 ARBITRATION.

3.6.1 All disputes as to the breach of this Agreement by any Party shall be resolved in arbitration ("**Arbitration**"). Such Arbitration shall be administered and governed by the provisions set out on **Exhibit "B"**.

3.6.2 SHRG shall not have the right to cease making any of the Settlement Payments for breach of this Agreement until an arbitration ruling determining such breach (if any) is awarded pursuant to this Section 3.6.

IV.
SCOPE OF NON-DEROGATION AGREEMENTS

4.1 NON-DEROGATION RESTRICTIONS ON OBLON. Effective upon full execution of this Agreement, Oblon shall not directly himself or through surrogates acting at his (actual or implied) direction, request, approval or consent:

(a) Act in any manner or purported capacity of SHRG or Alchemist and/or any of its or their affiliates, subsidiaries, including but not limited to the respective governing boards of such entities.

(b) Represent himself in any capacity as having the right or authority to act on behalf of SHRG or Alchemist in any matter or manner.

(c) Communicate regarding business matters of SHRG with any of the following persons: Board Members, Managers, governance officials, Officers, persons holding a management and/or operational position with SHRG, employees, consultants, advisors, independent contractors, distributors (including Distributors), contracting parties or sellers of SHRG products (or sellers of products of affiliates of SHRG) and/or persons or entities known by Oblon to be holding one percent (1%) or more of any class of SHRG stock, unless Oblon has been given an express written directive from the SHRG Board of Directors.

(d) Communicate in any manner with any governmental and/or regulatory officials of any local, state or federal entity, agency or organization about SHRG, unless compelled to do so by a lawful subpoena or summons (collectively, a "**Subpoena**") duly served in accordance with applicable law. Upon the receipt of any such Subpoena, Oblon shall immediately notify, in writing or email, the Board of Directors of SHRG of such circumstance and to provide to SHRG, a copy of the instruments and documents evidencing such Subpoena and/or compelled action.

(e) Communicate in any manner with any person or entity regarding any of SHRG's presently pending or future (prospective) funding arrangements, including any investments of SHRG.

(f) Comment on SHRG or Alchemist related matters or business operations of SHRG or Alchemist via any social media platform, unless reviewed and approved in advance, in writing, by the SHRG Board of Directors for SHRG or by Brock for Alchemist.

(g) Solicit any of the parties listed in subparts (c) and (e) above for purposes of engaging in business ventures or investment opportunities, unless otherwise permitted under the terms of this Agreement.

(h) Appear in public at any SHRG event unless upon the prior, express written consent of the SHRG Board of Directors.

(i) Say, publish or do any act or thing that disparages or casts: (i) SHRG, its Officers, Directors, employees, contractors, distributors, agents, vendors and/or representatives; and/or (ii) Alchemist; and/or (iii) Brock, in any unfavorable light, or which could result in injury to any such person's or entity's reputation.

4.1.2 Notwithstanding the foregoing provisions of Section 4.1.1 above, Oblon shall have the right regarding subparts (c) (d) and (e) of Section 4.1.1 to communicate in any lawful manner with the persons and or entities described in such subparts in connection with his capacity as a shareholder of SHRG.

4.1.3 Oblon shall, immediately upon request of SHRG, undertake all good faith, reasonable efforts to cause the removal and permanent deletion of any social media postings (whether written statements, audio or video) (the "Disparaging Postings") which are disparaging to SHRG or the SHRG Parties and whether such postings were effected by Oblon or others (who are subject to his direction, control or sphere of influence). In addition to and not in derogation of, Oblons duties under this Section 4.1.3, SHRG shall have the right to direct Oblon to the specific Disparaging Posting for removal and deletion.

4.2 SCOPE OF NON-DEROGATION BY SHRG.

4.2.1 SHRG Obligation. From and after the Effective Date, SHRG, its Officers, Directors and employees agree not to say, publish or do any act or thing that disparages or casts Oblon in any unfavorable light, or which could reasonably result in injury to Oblon's reputation.

4.2.2 SHRG Disclosure Right. Notwithstanding the foregoing, Oblon agrees that SHRG shall have the right to make all appropriate disclosures concerning this Agreement as required, and only to the extent required by applicable law/regulation to any governmental or regulatory agency (including, but not limited to, the Internal Revenue Service, the Securities Exchange Commission, the Federal Trade Commission, the Food And Drug Administration) or as allowed by applicable law.

4.3 SCOPE OF NON-DEROGATION RESTRICTIONS ON BROCK. From and after the Effective Date, Brock agrees not to say, publish or do any act or thing that disparages or casts Oblon in any unfavorable light, or which could result in injury to Oblon's reputation.

4.4 SCOPE OF NON-DEROGATION RESTRICTIONS ON ALCHEMIST. From and after the Effective Date, Alchemist, its Members, Managers and employees agree not to say, publish or do any act or thing that disparages or casts Oblon in any unfavorable light, or which could result in injury to Oblon's reputation.

4.5 AFFIRMATIVE DUTY TO REFUTE.

4.5.1 Oblon shall be obligated to immediately refute in unqualified terms by an electronic communication a social media posting any negative, disparaging comments or any act that casts SHRG in an unfavorable light made by a person at the direction of Oblon or under the control or sphere of influence of Oblon.

4.5.2 SHRG shall be obligated to immediately refute in unqualified terms by an electronic communication a social media posting any negative, disparaging comments or any act that casts Oblon in an unfavorable light.

4.5.3 Additionally, SHRG shall issue a statement to its distributors and employees that:

(i) all issues between the Parties have been resolved and settled,

(ii) that there are no other disputes between the Parties, and

(iii) the "Memorandum To The Field" issued on February 6, 2020 shall not be disseminated to any other persons, all recipients of same shall be directed by SHRG to not republish such statement in any manner and the terms of same are to be disregarded in light of this Settlement.

V.
NON-COMPETITION COVENANTS OF OBLON

5.1 NON-COMPETITION COVENANT/SCOPE. In consideration of the compromise and settlement set forth herein, including but not limited to the Settlement Payment to be paid by SHRG to Oblon (and other good and valuable consideration), Oblon shall not engage in any action during or after termination of this Agreement in competition with SHRG including, but not limited to, any entity that directly or indirectly engages in any business in which SHRG or any of its divisions, subsidiaries or other affiliated entities are engaged, in:

(i) the geographic area covering: (aa) the United States of America and (bb) any foreign county in which SHRG is conducting business or has current plans (as of the Effective Date) to conduct such business in the future (including Asia); and

(ii) the business scope and time periods as described in Section 5.2, below.

5.2 TIME RESTRICTION AND BUSINESS SCOPE. The time restriction and business scope of this non-competition covenant shall be as follows:

(i) The business scope of this non-competition covenant shall encompass all current SHRG/Elevacity/Elepreneurs product lines, including, but not necessarily limited to, coffee, tea, cocoa and nootropic products; and

(ii) The time restriction of this non-competition covenant shall be twelve (12) months from the Effective Date.

5.3 SAFE HARBOR. Nothing in this Article V. shall prohibit Oblon from lawfully competing against SHRG with respect to any KETO, CBD, skin care or acai berry products.

5.4 BASIS FOR RESTRICTION. Oblon recognizes that SHRG's need for a restrictive covenant (as well as in Section VI) is based on many factors, including, but not limited to, the fact that Oblon through his past positions with and activities for SHRG had access to Confidential Information as discussed in Section VII below and thus SHRG would suffer great loss if Oblon were to terminate or violate this Agreement and thereafter enter, directly or indirectly, into competition with SHRG.

5.5 PURPOSE. Oblon understands and agrees that the purpose of the foregoing covenants is: (i) to protect the legitimate business interests of SHRG including, but not limited to, its Confidential Information; (ii) not to prevent Oblon's mobility or to prevent Oblon from utilizing his general knowledge and skills; and (iii) reasonable and does not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interest of SHRG.

5.6 CONSTRUCTION OF COVENANTS.

5.6.1 Oblon and SHRG agree that such covenants shall be regarded as divisible and shall be operative as to time, geographic area and business scope, to the extent that it may be so operative, and if any part of such restrictive covenants are declared invalid or unenforceable as to time, geographic area or business scope, the validity and enforceability of the remainder shall not be affected.

5.6.2 Oblon and SHRG further agree that if a court of competent jurisdiction issues a ruling that any aspect of the terms of the non-competition agreement is not enforceable due to being overly broad or unreasonable in scope, then Oblon and SHRG agree that such court shall, if it can be done in the eyes of the court, reform the terms in this Article V. in order to render this non-competition covenant enforceable in all respects as authorized under Section 15.51 of the Texas Business and Commerce Code.

5.6.3 The provisions of this Article V. shall be an independent covenant of this Agreement and Oblon acknowledges and agrees that the consideration for the enforceability of this Article V. shall be the parties compromise and settlement as set forth herein, including but not limited to the Settlement Payment (and other good and valuable consideration) paid to Oblon by SHRG pursuant to this Agreement.

VI.
NON-SOLICITATION COVENANTS OF OBLON

6.1 SOLICITATION OF COMMERCIAL RELATIONSHIPS. During the time period commencing on the Effective Date and ending twelve (12) months after the Effective Date, Oblon shall not first initiate, directly or indirectly, either for Oblon's own benefit or for the benefit of any other person, contact, solicit, call on, interfere with, accept any business from, attempt to divert or entice away any person or firm which is a customer, employee, supplier, distributor, or vendor (any of the foregoing, a "**Protected Party**") of SHRG or who was a Protected Party

6.2 SOLICITATION OF SHRG EMPLOYEES/CONTRACTORS/DISTRIBUTORS. During the time period commencing on the Effective Date and ending eighteen (18) months after the Effective Date, Oblon shall not directly or indirectly take initial steps to induce or influence or attempt to induce or influence, whether on Oblon's own behalf or on behalf of any other party, and shall not directly or indirectly become involved with any entity that directly or indirectly induces or

influences or attempts to induce or influence, whether on its own behalf or on behalf of any other party: (i) any employee or Distributor of SHRG and/or (ii) any person or entity engaged in the marketing and sale of SHRG products, to terminate such person's employment or other relationship with SHRG.

6.3 CONSTRUCTION OF COVENANTS.

6.3.1 Oblon and SHRG agree that the scope of the covenants contained in this Article VI are reasonable as to time, geographic area, and business scope and are necessary to protect SHRG.

6.3.2 Oblon and SHRG also agree that such covenants shall be regarded as divisible and shall be operative as to time, geographic area and business scope, to the extent that it may be so operative, and if any part of it is declared invalid or unenforceable as to time, geographic area or business scope, the validity and enforceability of the remainder shall not be affected.

6.3.3 Oblon and SHRG further agree that if a court of competent jurisdiction issues a ruling that any aspect of the terms of the non-competition agreement is not enforceable due to being overly broad or unreasonable in scope, then Oblon and SHRG agree that such court shall, if it can be done in the eyes of the court, reform the terms in this Article VI in order to render this non-solicitation covenant enforceable in all respects as authorized under Section 15.51 of the Texas Business and Commerce Code.

6.4 INDEPENDENT CONSIDERATION. The provisions of this Article VI. shall be an independent covenant of this Agreement and Oblon acknowledges and agrees that the consideration for the enforceability of this Article VI. shall be the parties compromise and settlement as set forth herein, including but not limited to the Settlement Payment (and other good and valuable consideration) paid to Oblon by SHRG pursuant to this Agreement.

VII.
NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

7.1 NON-DISCLOSURE COVENANT. Oblon shall not, without the prior written consent of SHRG (which consent SHRG may withhold, deny, condition or delay, in its sole discretion), disclose or use in any way, any Confidential Information of SHRG. Oblon acknowledges that such Confidential Information is viewed by SHRG as being the exclusive and valuable property of SHRG.

7.2 NO USE. Oblon agrees that he shall not, at any time, make use of or divulge to any other person, firm or entity, the Confidential Information (or any item comprising same) of SHRG. Such restrictions and prohibitions in the immediately preceding sentence shall include any access methodology utilized by undisclosed passwords, backdoor portals or any other cyber, electronic or manual means.

7.3 CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means: (i)

information of SHRG that it reasonably deems confidential, including trade secrets, and Distributor lists/contact information (ii) any non-public information concerning the business and affairs of SHRG; (iii) downline genealogy information; and (iv) any cyber sourced information of SHRG regardless of access method.

VIII.
SURRENDER OF PROPERTY

8.1 DELIVERY OBLIGATION TO SHRG. Upon execution of this Agreement, Oblon shall immediately (but in no event no later than seventy-two (72) hours after the Effective Date), deliver or cause to be delivered to SHRG (whether in his possession, charge, control or custody) and transfer exclusive ownership and control to SHRG of:

(i) All equipment, books, documents, money, securities or other items which are the property of SHRG;

(ii) Access codes, passwords, DNS controls, security codes, gateways, keys, passcards and the like relating to any SHRG property, any website or social media account associated with any SHRG business or product and/or any domain associated with a SHRG business or product;

(iii) All account related codes, account numbers and/or access authorizations which relate to commercial transaction processing transactions of SHRG or any of its subsidiaries; and

(iv) All of websites, domains and social media accounts listed on **Exhibit "C"**.

8.2 DELIVERY OBLIGATION TO ALCHEMIST. Upon execution of this Agreement, Oblon shall immediately (but in no event no later than five (5) Business Days after the Effective Date), deliver or cause to be delivered to Brock at Alchemist (whether in his possession, charge, control or custody) and transfer exclusive ownership and control to Alchemist of:

(i) All equipment, books, documents, corporate stamps, money, securities or any other items which are or purport to be the property of or records of Alchemist.

(ii) Access codes, passwords, security codes, gateways, keys, passcards and the like relating to any Alchemist property, or product and/or any domain associated with an Alchemist business or product; and

(iv) All account related codes, account numbers and/or access authorizations which relate to commercial transaction processing transactions of Alchemist.

8.3 NO RETENTION.

8.3.1 Oblon shall not retain a copy (nor transmit a copy of same to any other person or entity) of any of the foregoing matters described in Section 8.1 and 8.2, above.

8.3.2 Any and all Facebook page or other social media portals which were created by Oblon relating to SHRG or the SHRG Parties as well as those relating to Elevate Pink (or any derivation of Elevate Pink) shall be deleted or transferred to SHRG, as SHRG may elect, by the end of business on Monday, March 2, 2020.

8.4 ANMP TICKET SALES FUNDS.

8.4.1 Oblon hereby agrees that the amount of $25,044.50 relating to the sale of tickets to the ANMP convention is owed to SHRG (the "ANMP Ticket Sales Funds").

8.4.2 Oblon agrees that SHRG shall have the right to withhold the ANMP Ticket Sales Funds from the payment due to Oblon as described in Section 2.1 (i), subject to the provisions of Section 8.4.3 and 8.4.4, below.

8.4.3 Notwithstanding the forgoing, in the event Oblon is able to locate the ANMP Ticket Sales Funds in an account he controls or owns, then Oblon shall be entitled to keep the funds in such account.

8.4.4 Provided, however, if Oblon can conclusively prove that the ANMP Ticket Sales Funds are located in an account that is owned and or exclusively controlled by SHRG, SHRG will repay the ANMP Ticket Sales Funds amount, previously withheld, to Oblon on the next ensuing payment due to Oblon pursuant to Section 2.1 (ii), above.

IX.
MUTUAL RELEASE AGREEMENT BETWEEN SHRG AND OBLON

9.1 OBLON RELEASE OF SHRG.

9.1.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement, the Settlement Payment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Oblon, upon the Effective Date of this Agreement, Oblon, on his own behalf and on behalf of any and all other related entities or persons claiming an interest in or through Oblon related to the matters set forth above, hereby forever and fully releases, acquits, and forever discharges SHRG, and its Officers, Directors, Board of Directors, employees, Distributors, predecessors, principals, parents, heirs, successors, assigns, subsidiaries, affiliates, commonly controlled entities, companies, enterprises, ventures, independent contractors, partners, insurers, investors, accountants and attorneys, the Non-Parties and the Third Party Defendants (individually and collectively, the "**SHRG Released Parties**"), from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, asserted or assertible, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed

compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the SHRG-Oblon Claims, the Oblon-Brock Claims, the MCA Debt and/or any other relationship or matter between the Parties that exist as of the date of full execution of this Agreement.

9.1.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.2 SHRG RELEASE OF OBLON.

9.2.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by SHRG, upon the Effective Date of this Agreement, SHRG and the SHRG Parties, on their own behalf and on behalf of any and all other related entities or persons claiming an interest in or through SHRG or the SHRG Parties related to the matters set forth above, hereby forever and fully release, acquit, and forever discharge Oblon and his heirs, successors, assigns, subsidiaries, affiliates, commonly controlled entities, companies, enterprises, ventures, independent contractors, partners, insurers, investors, accountants and attorneys (individually and collectively, the "**Oblon Released Parties**"), of and from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the SHRG-Oblon Claims and the Oblon-Brock Claims, any and all claims concerning the MCA Debt (described below) and the Nevada litigation (described below) and/or any other relationship or matter or any other relationship between the Parties that may exist as of time through the date of full execution of this Agreement.

9.2.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.3 MUTUAL RELEASE AGREEMENT OF OBLON, BROCK AND ALCHEMIST.

9.3.1 Oblon Release Of Brock.

9.3.1.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Oblon, upon the Effective Date of this Agreement, Oblon, on his own behalf and on behalf of any and all of the Oblon Parties, hereby forever and fully releases, acquits, and forever discharges Brock and his parents, wife, heirs, successors, assigns, insurers, accountants, and attorneys (individually and collectively, the "**Brock Released Parties**"), of and from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, remedies, declarations, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, asserted or

unasserted, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the SHRG-Oblon Claims, the Oblon-Brock Claims, the Third Party Claims, and any and all claims concerning the MCA Debt (described below) and the Nevada litigation (described below) and/or any other matter or relationship between the Oblon Parties and the Brock Parties that exist as of the date of full execution of this Agreement.

9.3.1.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.3.2 Oblon Release Of Alchemist.

9.3.2.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Oblon, upon the Effective Date of this Agreement, Oblon, on his own behalf and on behalf of the Oblon Parties, hereby forever and fully releases, acquits, and forever discharges Alchemist, and its Members, Managers, employees, distributors, predecessors, principals, parents, heirs, successors, assigns, subsidiaries, affiliates, commonly controlled entities, companies, enterprises, ventures, independent contractors, partners, insurers, investors, accountants and attorneys (individually and collectively, the "**Alchemist Parties**"), of and from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the Oblon-Brock Claims, the SHRG-Oblon Claims, the Third Party Claims, and any and all claims concerning the MCA Debt (described below) and the Nevada litigation (described below) and/or any other matter or relationship between the Parties that exist as of the date of full execution of this Agreement.

9.3.2.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.3.3 Brock Release Of Oblon.

9.3.3.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by Brock, upon the Effective Date of this Agreement, Brock, on his own behalf and on behalf of any and all of the Brock Parties, hereby forever and fully releases, acquits, and forever discharges Oblon and his heirs, successors, assigns, subsidiaries, accountants and attorneys (individually and collectively, the "**Oblon Released Parties**"), of and from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, asserted or unasserted, anticipated or unanticipated, liquidated or

unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the Oblon-Brock Claims, the Third Party Claims and the SHRG-Oblon Claims and any and all claims concerning the MCA Debt (described below) and the Nevada litigation (described below) and/or any other matter or relationship between the Alchemist Parties and the Oblon Parties.

9.3.3.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.3.4 Alchemist Release Of Oblon.

9.3.4.1 In consideration of the Recitals, covenants and agreements set forth in this Agreement, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by Alchemist, upon the Effective Date of this Agreement, Alchemist, on its own behalf and on behalf of any and all of the Alchemist Parties, forever discharge Oblon and his heirs, successors, assigns, accountants and attorneys (individually and collectively, the "**Oblon Parties**"), of and from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, asserted or unasserted, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate to, or in any way, directly or indirectly, involve the SHRG-Oblon Claims and the Oblon-Brock Claims and any and all claims concerning the MCA Debt (described below) and the Nevada litigation (described below) and/or any other matter or relationship between the Alchemist Parties and the Oblon Parties.

9.3.4.2 Provided, however, the foregoing provisions shall not apply as to the breach of any obligation created, assumed, continued or arising out of this Agreement.

9.4 OWNERSHIP OF CLAIMS RELEASED. The Parties represent and warrant to each other that they each are the legal and equitable owner and holder of all claims and causes of action which have been alleged or asserted against the other Parties (and all matters covered by the Releases set out above) and that such Parties have not transferred, assigned, conveyed or pledged all or any such rights, claims or causes of action to any other person or entity. And, specifically, Oblon represents and warrants that he has not purported to assign, sell, encumber, hypothecate, or transfer any membership units, ownership rights, or voting rights in and to Alchemist.

X.
OTHER AGREEMENTS OF THE PARTIES

10.1 REPRESENTATIONS AND WARRANTIES. The Parties hereby represent and warrant to each other as follows:

(i) Such Party understands all of the terms, conditions and provisions of this Agreement.

(ii) This Agreement constitutes and evidences such Party's agreement to comply fully and completely with all of the provisions, terms and conditions set out above.

(iii) That a Party will be entitled to legal relief in the event of the violation of the terms of this Agreement by a Party (including but not limited to injunctive relief, both *ex parte* or otherwise).

(iv) Such Party is voluntarily executing this Agreement (and agreeing to its terms).

(v) Such Party further acknowledges, agrees, represents and warrants to the other Parties that this Agreement is the result of an arms'-length negotiation with each Party having the been represented by competent counsel and such Party has not signed this instrument under duress, compulsion, threat, intimidation or undue influence.

(vi) Each Party has disclosed to the other Parties all information regarding all matters referenced in this Agreement.

(vii) Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge that and hereby represent to each other and agree that they have not relied on any statements of the other with respect to the subject matter of this Agreement or the claims or Disputes released herein that are not expressly set forth in this Agreement.

(viii) Each Party agrees that the other Parties shall have the right to take all legal action, that is not inconsistent with the terms of this Agreement, against such Party upon such Party's breach of this Agreement.

10.2 TERMINATION OF FOUNDER CONSULTING AGREEMENT AND OTHER AGREEMENTS. Oblon and SHRG acknowledge and agree that as of the Effective Date, the prior Settlement Agreement dated July 26, 2019, the Founder Consulting Agreement dated March 29, 2019 and any other agreement existing between SHRG and Oblon shall be terminated and of no further force and effect (collectively, the "**Oblon Settlement Documents**").

10.3 INJUNCTIVE RELIEF.

10.3.1 General Rights. Notwithstanding the provisions of Section 3.6 and the Parties' obligation to arbitrate disputes arising under this Agreement, in the event of a breach or threatened breach by a Party of the provisions of this Agreement, the other Parties shall be entitled to injunctive relief from a court (including, but not limited to, a temporary restraining order)

restraining such Party from the breaching conduct.

10.3.2 Breaching Party Consent. Such breaching Party hereby consents to the non-breaching Parties right to seek immediate injunctive relief (including but not limited to a temporary restraining order) (provided that such relief is not inconsistent with the terms of this Agreement) sought by the non-breaching Parties in connection with the assertion of the breach of this Agreement without necessity of a bond.

10.3.3 No Limitation. Nothing herein shall prohibit a non-breaching Party from pursuing any other remedy available to it for such breach or threatened breach, including the recovery of damages and attorney's fees from the breaching Party as part of an arbitration.

10.4 NOTICE AND CURE. Notwithstanding any provisions in this Agreement to the contrary, no Party shall be deemed to be in breach of this Agreement until the expiration of three (3) days after written notice to such Party by a Party of such breach (the "**Cure Right**"). In the event that such Party fails to accept a cure of such breach within the foregoing three (3) day period, a non-breaching Party shall have all rights and remedies available under applicable law. Provided, however, no Party shall have more than two (2) opportunities to cure any breach of this Agreement in any twelve (12) rolling month time period (i.e. any twelve (12) consecutive months).

XI.
INDEMNITY

11.1 INDEMNITY AGREEMENTS. Each Party providing a release under this Agreement (a "**Releasing Party**") agrees to promptly (but in no event less than seven (7) days upon submission of written demand for indemnity) indemnify, defend and hold harmless any Party being released by such Releasing Party, and their agents, representatives, attorneys, insurers, affiliated or parent companies and partnerships and/or other person(s) or entities acting on their behalf (the "**Indemnified Party**"), from any damages, losses or expenses, including reasonable and necessary attorneys' fees and court costs, related in any way to claims made by any person or entity making any claim by, through or under the Releasing Party against the Indemnified Party under any theory of ownership, entitlement, subrogation, indemnity, contribution, equitable allocation, apportionment, third-party beneficiary or any other theory relating to the claims alleged or that could have been alleged in connection with:

(i) the Oblon-Brock Litigation;
(ii) the SHRG-Oblon Litigation;
(iii) the SHRG-Oblon Claims;
(iv) the Third Party Claims;
(v) the Non-Party Claims; or the
(vi) Oblon-Brock Claims.

11.2 BROCK INDEMNITY AGREEMENTS REGARDING BROCK RELATED PARTIES.

11.2.1 In addition to the provisions of Section 11.1, above, Brock agrees to promptly (but in no event less than five (5) days upon submission of written demand for indemnity)

indemnify, defend and hold harmless SHRG and their agents, representatives, attorneys, insurers, affiliated or parent companies and partnerships and/or other person(s) or entities acting on their behalf (an "**Indemnified Party**"), from any damages, losses or expenses, including attorneys' fees and court costs, related in any way to claims made by any person or entity making any claim by, through or under the Brock Investment Group against the Indemnified Party regarding any agreements, financial understanding, arrangements, funding transactions, investments, loans, or the like, which may have been entered into by the Brock Investment Group and Brock, or any entity affiliated with Brock (the "**Brock Group Claims**").

11.2.2 For purposes of this Section 11.2, Brock hereby represents and warrants to SHRG that neither the Brock Investment Group nor any party encompassed within the Brock Investment Group (other than Brock himself) has entered into any business transaction with SHRG.

11.2.3 For purposes of this Agreement, the "**Brock Investment Group**" shall mean (and include) all (and any) of:

(i) Brock;

(ii) Any investor, partner, or co-owner of any aspect of the Brock Group Claims (other than Brock himself), or

(iii) Any investor, partner or co-owner in any transaction entered into with Brock (other than Brock himself) or any entity affiliated with Brock.

The Brock Investment Group shall not include Bollinger or the Oblon Released Parties.

XII.
DISMISSAL OF LITIGATION

12.1 SHRG-OBLON LITIGATION. Upon full execution of this Agreement by all Parties, the attorneys for SHRG and Oblon shall execute and file an Agreed Order of Dismissal with Prejudice in the form attached hereto as **Exhibit "D"** and any other documents required to obtain the dismissal with prejudice of the claims alleged in the SHRG-Oblon Litigation (including, as applicable, a Notice of Non-Suit and documents necessary to vacate any prior orders). Such Agreed Order of Dismissal with prejudice shall also dispense with all claims alleged in the SHRG-Oblon Litigation against the Third Party Defendants, with prejudice. The attorneys for SHRG shall deliver such documents to the Court no later than five (5) days from the date of the full execution of this Agreement (and contemporaneously provide the Parties a copy of same).

12.2 OBLON-BROCK LITIGATION. Upon full execution of this Agreement, the attorneys for Oblon and Brock shall execute and file an Agreed Order of Dismissal with Prejudice in the form attached hereto as **Exhibit "E"** and any other documents required to obtain the dismissal with prejudice of the claims alleged in the Oblon-Brock Litigation (including, as applicable, a

Notice of Non-Suit and documents necessary to vacate any prior orders). Such Agreed Order of Dismissal With Prejudice shall also dispense with all Orders (show cause, temporary restraining orders or extensions thereof, or otherwise) issued in the Oblon-Brock Litigation against or regarding SHRG, Brock, and the Non-Parties, with prejudice. The attorneys for Oblon shall deliver such documents to the Court no later than five (5) days from the date of full execution of this Agreement (and contemporaneously provide the Parties a copy of same).

12.3 RELEASE OF TRO BONDS. In conjunction with the Agreed Orders of Dismissal described in Sections 12.1 and 12.2 above, the Parties agree to seek (and not oppose) the release of all previous TRO bonds posted by any of the Parties.

XIII.
ISSUANCE OF JOINT STATEMENT RESOLUTION

13.1 No later than three (3) Business Days from the Effective Date, Oblon, SHRG, Brock and Alchemist shall issue the joint statement of amical resolution of the Dispute in the general form and content as set out on **Exhibit "F".**

XIV.
MISCELLANEOUS PROVISIONS

14.1 GOVERNING LAW. This Agreement shall be governed by the internal laws (and not the laws relating to conflicts of laws) of the State of Texas, except to the extent that the same may be superseded by Federal law.

14.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

14.3 BREACH. Should any Party breach any part of this Agreement, and arbitration or a request for litigation injunctive relief ensue, the Parties agree that the prevailing Party shall be entitled to its reasonable and necessary attorneys' fees and costs in prosecuting or defending its claims.

14.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.5 FURTHER ACTS. The Parties agree to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Agreement.

14.6 MODIFICATION. Any modification of this Agreement must be in writing and agreed to by all Parties.

14.7 AUTHORITY. Each Party hereto represents and warrants that such Party has full authority to execute this Agreement and bind to this Agreement its respective partners, trustees, beneficiaries, remaindermen, directors, officers, employees, agents, advisors, attorneys, successors, assigns and personal representatives.

14.8 RECITALS. The Recitals in the "Whereas" clauses set forth above are incorporated herein word for word and made a part of this Agreement for all purposes.

14.9 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto supersede all prior agreements, understandings, and communications between the Parties, whether written or oral, express or implied, relating to the subject matter of this Agreement. This Agreement is intended as a complete and final expression of the terms of the agreement between the Parties as to the subject matter discussed in this Agreement and may not be changed or subject to change orally. The Parties further agree and acknowledge that neither they, nor anyone acting on their behalf, made any inducements, agreements, promises, nor representations other than those set forth in this Agreement.

14.10 CERTAIN DEFINITIONS.

14.10.1 Any reference to a "**Party**" under this Agreement shall mean the applicable of Oblon, SHRG (and its subsidiaries), Alchemist, Brock, Allison and JDJ, as the context so requires. Any references to the "**Parties**" under this Agreement shall mean the aggregate of Oblon, SHRG (and its subsidiaries), Alchemist, Brock, Allison and JDJ.

14.10.2 The phrase "full execution of this Agreement" shall mean the "full execution of this Agreement by all Parties".

14.10.3 The term "Business Days" shall mean any day, excluding Saturday, Sunday and any day on which banking institutions located in Dallas, Texas are authorized by law or other governmental action to be closed.

14.11 ASSIGNMENT.

14.11.1 SHRG shall have the right, in its sole and absolute discretion, to assign any or all of its rights under this Agreement to a party, person or entity of its election. Such assignment, however, shall not relieve SHRG of its payment obligations as described in this Agreement.

14.11.2 Oblon shall ***not*** have the right, under any circumstances, to assign his rights under this Agreement to any party, person or entity. Such prohibition shall include the assignment of any economic, stock ownership, stock voting or contractual rights. Provided, however, upon the death of Oblon, all economic rights of Oblon set out in this Agreement shall pass to Oblon's estate.

14.11.3 Brock and Alchemist shall ***not*** have the right, under any circumstances, to assign their rights under this Agreement to any party, person or entity. Such prohibition shall include the assignment of any economic, stock ownership, stock voting or contractual rights. Provided, however, upon the death of Brock, all rights of Brock set out in this Agreement shall pass to Brock's estate.

14.12. <u>CONFIDENTIALITY</u>.

14.12.1 Oblon acknowledges and agrees that the terms of this Agreement and any discussions or communications in negotiation of this Agreement (the "**Information**") are strictly confidential. Oblon, on behalf of himself and his agents, representatives, attorneys, and/or other person(s) acting on his behalf, further acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party, unless disclosure is required by court order.

14.12.2 Brock acknowledges and agrees that the Information is strictly confidential. Brock, on behalf of himself and his agents, representatives, attorneys, and/or other person(s) acting on his behalf, further acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party, unless disclosure is required by court order.

14.12.3 Notwithstanding the foregoing provision, Oblon, Brock and/or the other Parties may disclose the Information to their respective agents, representatives, attorneys, and accountants for their own internal use.

14.12.4 SHRG acknowledges and agrees that the Information is strictly confidential, and SHRG (as defined in this Agreement) acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party (except as permitted under this Agreement, inclusive of <u>Section 4.2.2</u>), unless disclosure is required by court order.

14.13 <u>NO PLEDGE</u>. Oblon shall not have the right to pledge to any lender, party, person or entity, his rights under this Agreement (whether economic, contractual or otherwise).

14.14 <u>REFERENCES TO SHRG</u>. All references to SHRG in this Agreement shall, as SHRG determines the context requires, mean and include SHRG and its subsidiaries.

14.15 <u>CARVE-OUT CLAIMS AND OBLIGATIONS</u>. The provisions of this Agreement (including any release and waivers) shall expressly exclude any claim against Alchemist or Brock by SHRG regarding the following:

(i) <u>MCA Debt</u>. Those actions and agreements undertaken by Alchemist and Brock in connection with the resolution of the merchant cash advance transactions (the "**MCA Debt**"), which is the subject of the MCA Agreements set out on **<u>Exhibit "G"</u>** attached hereto. Brock and Alchemist hereby affirm, and confirm, the validity and enforceability of the documents described on **<u>Exhibit "G"</u>**.

(ii) <u>Nevada Litigation</u>. Those claims, assertions and relief sought by SHRG in connection with: (a) the case pending in the Nevada Business Court, Cause No. A-19-802861-B styled as *Sharing Services Global Corporation vs. Bear Bull Market Dividends, Inc., et al.* or (b) any other case filed against Kenyatto M. Jones and/or Bear Bull Market Dividends, Inc. in the State of Nevada.

(iii) Further, and out of an abundance of caution, the Parties agree that nothing set forth in this Agreement should be construed as a release or waiver of claims or rights or any other actions filed by SHRG against Kenyatto M. Jones and/or Bear Bull Market Dividends, Inc. in the State of Nevada or in any another jurisdiction.

14.16 Exclusion Of North West Enterprises, Ltd. Litigation And Disputes.

14.16.1 Nothing in this Agreement shall constitute an agreement of North West Enterprises, Ltd. and/or Keith Halls regarding its pending litigation with Oblon.

14.16.2 However, to the extent that the documents resolving such litigation and dispute provide for the payment of the sums due to the North West Enterprises, Ltd. to be funded by a portion of the payments to be made by SHRG to Oblon as set out in Section 2.1 (ii) above, Oblon hereby consents to such funding mechanism, to the extent the settlement agreement with North West provides for such action.

14.17 Due Date. Should any due date fall on a weekend or any day on which banking institutions located in Collin County, Texas are authorized by law or governmental action to be closed, then the performance is extended until the following weekday that is not a weekend or holiday.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK
SIGNATURE AND NOTARY PAGES ARE SET OUT BELOW

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date set out above.

SHRG:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By: ____________
Printed Name: John "JT" Thatch
Title: CEO

STATE OF TEXAS §
COUNTY OF Collin §

The foregoing instrument was acknowledged before me this 28th day of Feb 2020, by John "JT" Thatch, the CEO of Sharing Services Global Corporation, a Nevada corporation, on behalf of such corporation.

JULIA ROSA BARRERA
Notary ID #131928985
My Commission Expires
March 13, 2023

Notary Public, State of Texas

ELEPRENEURS HOLDINGS, LLC,
a Texas limited liability company

By: [signature]
Printed Name: Kip Allison
Title: CEO

STATE OF TEXAS §
COUNTY OF Dallas §

The foregoing instrument was acknowledged before me this 29 day of Feb, 2020, by Kip Allison, the CEO of Elepreneurs Holdings, LLC, a Texas limited liability company, on behalf of such company.

BRIANNA MCCOLLEY
My Notary ID # 130541341
Expires February 16, 2024

[signature]
Notary Public, State of Texas

ELEPRENEURS U.S., LLC,
a Texas limited liability company
[formerly known as Elepreneur, LLC]

By: ______________________
Printed Name: Kip Allison
Title: CEO

STATE OF TEXAS §
COUNTY OF Dallas §

The foregoing instrument was acknowledged before me this 27 day of Feb, 2020, by Kip Allison, the COO of Elepreneurs U.S., LLC, a Texas limited liability company on behalf of such company.

BRIANNA MCCOLLEY
My Notary ID # 130541341
Expires February 16, 2024

____
Notary Public, State of Texas

ELEVACITY HOLDINGS, LLC,
a Texas limited liability company

By: [signature]
Printed Name: Kip Allison
Title: CEO

STATE OF TEXAS §
COUNTY OF Dallas §

The foregoing instrument was acknowledged before me this 29 day of Feb, 2020, by Kip Allison, the CEO of Elevacity Holdings, LLC, a Texas limited liability company, on behalf of such company.

BRIANNA MCCOLLEY
My Notary ID # 130541341
Expires February 16, 2024

[signature]
Notary Public, State of Texas

ELEVACITY U.S., LLC,
a Texas limited liability company
[formerly known as Elevacity Global LLC]

By: [signature]
Name: Kip Allison
Title: CEO

STATE OF TEXAS §
COUNTY OF Dallas §

The foregoing instrument was acknowledged before me this 19 day of Feb, 2020, by Kip Allison, the CEO of Elevacity U.S., LLC, a Texas limited liability company on behalf of such company.

BRIANNA MCCOLLEY
My Notary ID # 130541341
Expires February 16, 2024

[signature]
Notary Public, State of Texas

OBLON:

Robert Oblon

STATE OF TEXAS §
COUNTY OF Collin §

The foregoing instrument was acknowledged before me this 29 day of Feb., 2020, by Robert Oblon, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein.

CESAR VELAZCO
NOTARY PUBLIC
STATE OF TEXAS
NOTARY ID 13126367-5
08/29/2021

Notary Public, State of Texas

BROCK:

Jordan Brock

STATE OF TEXAS §
COUNTY OF Denton §

The foregoing instrument was acknowledged before me this 1st day of March 2020, by Jordan Brock, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein.

JOSEPH R STEWART
Notary Public
STATE OF TEXAS
ID#12604181-6
My Comm. Exp. May 02, 2023

Notary Public, State of Texas

ALCHEMIST:

ALCHEMIST HOLDINGS, LLC,
a Delaware limited liability company

By: ______________________________
Printed Name: Jordan Bruck
Title: Owner / Managing Member

STATE OF TEXAS §
COUNTY OF Denton §

The foregoing instrument was acknowledged before me this 1st day of March 2020, by Jordan Bruck, the Owner of Alchemist Holdings, LLC, a Delaware limited liability company, on behalf of such company.

Joseph R. Stewart
Notary Public, State of Texas

JOSEPH R STEWART
Notary Public
STATE OF TEXAS
ID#12604181-6
My Comm. Exp. May 02, 2023

ALLISON:

Kip H. Allison

STATE OF TEXAS §
COUNTY OF Dallas §

The foregoing instrument was acknowledged before me this 29 day of Feb, 2020, by Kip H. Allison, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein.

BRIANNA MCCOLLEY
My Notary ID # 130541341
Expires February 16, 2024

Notary Public, State of Texas

HALLS:

Keith Halls

STATE OF TEXAS §
COUNTY OF Collin §

The foregoing instrument was acknowledged before me this 28th day of Feb, 2020, by Keith Halls, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein.

JULIA ROSA BARRERA
Notary ID #131928985
My Commission Expires
March 13, 2023

Notary Public, State of Texas

THATCH:

____
John "JT' Thatch

STATE OF Texas §
COUNTY OF Collin §

The foregoing instrument was acknowledged before me this 28th day of Feb, 2020, by John "JT" Thatch, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein.

JULIA ROSA BARRERA
Notary ID #131928985
My Commission Expires
March 13, 2023

____
Notary Public, State of Texas

JDJ:

JONES, DAVIS & JACKSON, PC,
a Texas professional corporation

By: ____________________
Printed Name: Matthew K. Davis
Title: Vice - President

STATE OF TEXAS §
COUNTY OF TARRANT §

The foregoing instrument was acknowledged before me this 1 day of March, 2020, by Matthew K. Davis, the Vice - President of Jones, Davis & Jackson, PC, a Texas professional corporation, on behalf of such company.

____
Notary Public, State of Texas

TODD L SPAIDE
Notary ID # 129237805
My Commission Expires
December 18, 2020

EXHIBIT "A"

AUTOMOBILE PAYOFF PROVISIONS

A. Description Of Automobiles. The Automobiles which are the subject of the Automobile Transfer are described as follows:

(i) A White 2018 Mercedes Benz S Class, 4 door sedan, Vin #: WDDUG8JB2JA361582 (the "**White Mercedes**").

(ii) A Black 2019 Mercedes Benz GLS Class, Vin #: 4JGDFE9KB211910 (the "**Black Mercedes**").

B. Payoff Requisites.

(i) Within five (5) days of the date of full execution of this Agreement by all Parties, SHRG shall pay to the applicable obligee on the automobile lease agreement (e.g. D&M Leasing and/or Plains Capital Bank, as applicable) relating to the Black Mercedes, all amounts then due in order for the title to the Black Mercedes to be transferred to Oblon free and clear of all liens and encumbrances.

(ii) No later than June 1, 2020, SHRG shall pay to the applicable obligee on the automobile lease agreement (e.g. D&M Leasing and/or Plains Capital Bank, as applicable) relating to the White Mercedes, all amounts then due in order for the title to the White Mercedes to be transferred to Oblon free and clear of all liens and encumbrances.

(iii) Oblon shall be responsible for all taxes, transfer fees, registration fees and other fees associated with the: (aa) transfer of title to Oblon and (bb) the legal operation of the Automobiles.

C. Transfer Requisites.

(i) Oblon acknowledges and agrees that the completion of the documentation regarding the foregoing matters shall be accomplished in accordance with the polices and processing procedures and timeframes determined by D&M Leasing, Plains Capital Bank and the Texas Department of Motor Vehicles (and any other governmental authority having jurisdiction over this process).

(ii) Such transfer shall be by Bill of Sale (including a standard "AS-IS" condition clause) as shall be required to the satisfaction of the title transferor (as described in Section 2.5 above).

EXHIBIT "B"

ARBITRATION PROVISIONS

1. Any dispute concerning the Agreement, including whether a Party is in breach of same, the Parties shall submit the dispute to binding arbitration in accordance with the terms and conditions of this Agreement. Either Party, at its option, may commence an arbitral action or proceeding against the other Party by filing a statement of claim or, otherwise, complaint with the American Arbitration Association (the "**AAA**") and serving a copy of the same on the other Party. If the amount in dispute is less than One-Million Dollars ($1,000,000), then the arbitration shall be conducted by a single arbitrator, which the Parties shall mutually agree on to conduct the arbitration within thirty (30) days of the filing of the statement of claim or, otherwise, complaint with the AAA. In the event the Parties cannot mutually agree on the arbitrator to conduct the arbitration, then the AAA shall select the arbitrator from its National Roster. However, if the amount in dispute is greater than One-Million Dollars ($1,000,000), then the arbitration shall be conducted by an arbitral panel of three (3) arbitrators, with one (1) arbitrator selected by each Party and a third neutral arbitrator selected by the arbitrators designated by each of the Parties. In such case, the Party commencing the arbitration shall designate one (1) arbitrator in writing with its statement of claim or, otherwise, complaint and the other Party shall designate one (1) arbitrator in writing with its response to the statement of claim or, otherwise, complaint, which shall be submitted to the AAA within thirty (30) days of the filing of the statement of claim or, otherwise, complaint. In the event the two (2) arbitrators designated by the Parties cannot agree on a third arbitrator, then the AAA shall select the third arbitrator from its National Roster in accordance with its rules, which selection shall be made within twenty (20) days of the submission of the response to the statement of claim or, otherwise, complaint.

2. No person affiliated with or, otherwise, having represented either Party in any capacity shall be eligible to serve as an arbitrator of any dispute arising out of the Agreement. Any and all arbitrators shall be free of any association of any kind with either Party and his or her participation as an arbitrator shall not, otherwise, constitute a conflict of interest or give rise to any appearance of impropriety. Any arbitrator and, otherwise, all arbitrators shall be bound by, and strictly adhere to, the AAA's Code of Ethics for Arbitration in Commercial Disputes, with particular attention to Canon IX.

3. The Parties may engage in discovery in accordance with the AAA's rules; provided, however, that all discovery shall be completed within ninety (90) days following the initial filing of the statement of claim or, otherwise, complaint, unless otherwise agreed in writing between the Parties. The arbitral hearing or proceedings shall be completed no more than thirty (30) days after the close of discovery, and the arbitrator or, otherwise, arbitral panel shall render an award in writing, with findings of fact and conclusions of law, within thirty (30) days of the completion of the arbitral hearing or proceedings. The arbitrator or arbitrators appointed hereunder may award interim injunctive relief before issuance of the final arbitral award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s).

4. The arbitral hearing or proceedings shall be conducted in Dallas, Texas or,

otherwise, at a location mutually agreed-on in writing by and between the Parties. Each Party shall pay the costs, fees, and expenses of its designated arbitrator, and the Parties shall each pay one-half (½) of the third arbitrator's costs, fees, and expenses or, otherwise, one-half (½) of the single arbitrator's costs, fees, and expenses to conduct the arbitral hearing or proceedings. Each Party shall, otherwise, bear its own fees, costs, and expenses associated with the arbitration.

5. During the pendency of dispute resolution proceedings as provided for herein, the Parties shall continue to perform their respective obligations created and existing pursuant to this Agreement.

6. Any Party that fails or refuses to submit to arbitration following a lawful demand by the other Party shall bear all costs and expenses incurred by such other Party in compelling the arbitration of any Dispute.

7. After a Party has initiated arbitration or, otherwise, an action to compel arbitration pursuant to this Agreement, either Party shall have the right to seek injunctive relief to maintain the status quo (in a manner consistent with the terms of this Agreement) until such time as the final arbitral order or award is rendered or the controversy is, otherwise, resolved.

8. The arbitrator or arbitral panel shall have the authority to award, in connection with a Dispute, any remedy or relief that a court of competent jurisdiction could, otherwise, order or grant, including, without limitation, equitable remedies, specific performance of any obligation created and existing pursuant to this Agreement and the issuance of an injunction. All rulings and awards of the arbitrator or arbitral panel shall be binding on the Parties, without right to appeal or challenge, absent a showing of actual fraud by the arbitrator or arbitral panel.

9. Any award rendered in Arbitration may be entered in and, otherwise, enforced in a court of competent jurisdiction in Collin County, Texas.

10. If there is any inconsistency between the terms of this **Exhibit "B"** and any AAA rule, then the terms, conditions, and procedures set forth in this **Exhibit "B"** shall govern and control.

EXHIBIT "C"

TRANSFER OF TITLE TO DOMAINS, WEBSITES AND/OR SOCIAL MEDIA ACCOUNTS

The following domains, websites and/or social media accounts subject to Article VIII of the Agreement are as follows:

- SHRVINC.com
- DoseExperience.com
- HappinessConvention.com
- Hemplevate.com
- Sharingservicesinc.com
- shrvholdingsllc.com

Such obligations shall include the transfer of all access codes, passwords, DNS controls, security codes, gateways and the like.

EXHIBIT "D'

FORM OF SHRG-OBLON LITIGATION AGREED ORDER OF DISMISSAL WITH PREJUDICE

[By agreement of the Parties, such Agreed Order Of Dismissal is not attached to this document]

EXHIBIT "E'

FORM OF OBLON-BROCK LITIGATION AGREED ORDER OF DISMISSAL WITH PREJUDICE

[By agreement of the Parties, such Agreed Order Of Dismissal is not attached to this document]

EXHIBIT "F"

JOINT STATEMENT OF RESOLUTION

Sharing Services Global Corporation (and its operating subsidiaries), Robert Oblon, Jordan Brock and Alchemist Holdings, LLC are pleased to announce that, effective today, the foregoing parties have reached an amicable agreement concerning various disputes (including pending litigation matters) between such parties. A comprehensive settlement agreement has been agreed on which provides for the complete resolution of all disputes and further envisions a constructive relationship between all the parties on a go forward basis.

All parties see the tremendous potential of the Sharing Services business model and its potential for expanding operations not only in the United States but also various International markets with its current product lines as well as the introduction of additional products in the health and wellness space.

All the parties have agreed to operate in a manner that seeks to accomplish this potential for the expanded success of the Company, its strategic partners and most importantly, the more than __________ distributors of the Company's health and wellness product line.

Thank you for your continued support.

By:

Sharing Services Global Corporation, Robert Oblon, Jordan Brock and Alchemist Holdings, LLC

EXHIBIT "G"

SCHEDULE OF MCA AGREEMENTS

1. **Confession Statement** dated February 21, 2019, executed by Jordan Brock, Alchemist Holdings, LLC, JBreezy, LLC, Intentionality, LLC, Flyport, LLC aka Flyboy, LLC and Sharing Services Global Corporation.
2. **Securities Escrow Agreement** dated February 21, 2019, executed by Sharing Services Global Corporation, Alchemist Holdings, LLC, VStock Transfer, LLC and Jordan Brock.
3. **Stock Pledge And Security Agreement** dated February 21, 2019, executed by Alchemist Holdings, LLC, Sharing Services and Jordan Brock.
4. **Stock Voting Control Agreement** dated February 21, 2019, executed by Alchemist Holdings, LLC, Sharing Services Global Corporation and Jordan Brock.
5. **Stock Voting Trust Agreement** dated February 21, 2019, executed by Sharing Services Global Corporation and Trustee.
6. **Affidavit Of Lost Stock Certificates** dated February 21, 2019, executed by Alchemist Holdings, LLC.
7. **Resolutions of JBreezy, LLC** dated February 21, 2019.
8. **Resolutions of Intentionality, LLC** dated February 21, 2019.
9. **Resolutions of Flyport, LLC** aka Flyboy, LLC dated February 21, 2019.
10. **Resolutions of Alchemist Holdings, LLC** dated February 21, 2019.
11. **First Amendment To Commercial Agreements** dated February 21, 2019, executed by Jordan Brock, Alchemist Holdings, LLC, JBreezy, LLC, Intentionality, LLC, Flyport, LLC aka Flyboy, LLC and Sharing Services Global Corporation.
12. **Second Amendment To Commercial Agreements** dated March 4, 2019, executed by Jordan Brock, Alchemist Holdings, LLC, JBreezy, LLC, Intentionality, LLC, Flyport, LLC aka Flyboy, LLC and Sharing Services Global Corporation.
13. **Contribution, Satisfaction And Indemnity Agreement** dated February 21, 2019, executed by Jordan Brock, Alchemist Holdings, LLC, JBreezy, LLC, Intentionality, LLC, Flyport, LLC aka Flyboy, LLC and Sharing Services Global Corporation.
14. **No Action Directive And Agreement** dated January 24, 2019.
15. **Affidavit of Robert Oblon** dated February, 2019.